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                                                             Exhibit 9(a)(3)(ii)
                                AMENDMENT NO. 1
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated October 18, 1993, by and between A I M ADVISORS, INC., a Delaware corporation and AIM INVESTMENT SECURITIES FUNDS, a Delaware business trust (the "Trust"), is hereby amended to delete AIM Adjustable Rate Government Fund from the provisions of the Agreement.

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                        "AIM INVESTMENT SECURITIES FUNDS
             APPENDIX A TO MASTER ADMINISTRATIVE SERVICES AGREEMENT

Limited Maturity Treasury Portfolio -
         Institutional Class
         AIM Limited Maturity Treasury Shares"


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.



Dated:  November 18, 1994


                                          A I M ADVISORS, INC.


Attest: /s/ STEPHEN I. WINER              By: /s/ JOHN J. ARTHUR
        -----------------------------        ---------------------------------
        Assistant Secretary                  Senior Vice President & Treasurer


                                          AIM INVESTMENT SECURITIES FUNDS


Attest: /s/ STEPHEN I. WINER              By: /s/ ROBERT H. GRAHAM
        -----------------------------        ---------------------------------
        Assistant Secretary                            President